Exhibit 99.1

Service Corporation International Announces Fourth Quarter 2016 Financial Results And Outlook For 2017

- Conference call on Tuesday, February 14, 2017, at 8:00 a.m. Central Time.

HOUSTON, Feb. 13, 2017 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the fourth quarter 2016. Our consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$809.1	$769.3	$3,031.1	$2,986.0
Operating income	$179.3	$157.1	$511.9	$550.3
Net income attributable to common stockholders	$66.2	$72.4	$177.0	$233.8
Diluted earnings per share	$0.34	$0.36	$0.90	$1.14
Earnings from continuing operations excluding special items(1)	$90.3	$73.5	$253.1	$242.2
Diluted earnings per share from continuing operations excluding special items(1)	$0.47	$0.37	$1.29	$1.18
Diluted weighted average shares outstanding	193.0	200.0	196.0	204.5
Net cash provided by operating activities	$105.1	$75.6	$463.6	$472.2
Net cash provided by operating activities excluding special items(1)	$106.9	$89.3	$508.5	$513.9

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share were $0.34 in the fourth quarter of 2016 compared to $0.36 in the fourth quarter of 2015. The fourth quarter of 2016 was impacted by higher tax rates related to the divestitures of businesses, a pension termination settlement, and an adjustment of deferred tax assets related to properties from the Stewart acquisition in 2013. Diluted earnings per share excluding special items were $0.47 in the fourth quarter of 2016 compared to $0.37 in the fourth quarter of 2015. The increase in diluted earnings per share excluding special items was driven primarily by increased gross profit from higher cemetery revenue, bolstered by effective expense management, lower interest rates, and fewer shares outstanding resulting from our ongoing share repurchase program.
  Net cash provided by operating activities was $105.1 million in the fourth quarter of 2016 compared to $75.6 million in the fourth quarter of 2015. The fourth quarter of 2015 was impacted by payments related to tax structure changes. Net cash provided by operating activities excluding special items was $106.9 million in the fourth quarter of 2016 compared to $89.3 million in the prior year quarter. These increases were primarily due to the cash generated from increased earnings partially offset by higher working capital uses during the quarter.
  During the fourth quarter, we returned $59.7 million to shareholders through share repurchases and dividends, and deployed $3.0 million of capital to accretive acquisitions. This brings our annual capital deployment for 2016 to $326.3 million to shareholders through share repurchases and dividends, and $72.9 million to accretive acquisitions.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the fourth quarter of 2016:

"Our financial results accelerated in the fourth quarter with an impressive 27.3% improvement in adjusted earnings per share and a 19.7% increase in adjusted operating cash flow. Exceptional growth in our cemetery businesses coupled with reduced interest expense and fewer shares outstanding were the primary drivers of our double-digit growth in the quarter. Looking ahead to 2017, we believe we are well-positioned to deliver solid results, with expected adjusted earnings per share growth at the high end of our long term targeted growth range of 8%-12% after considering special items in 2016. Our successes could not have been achieved without the hard work and dedication of our 23,000 associates, and I thank them for their continued focus on delivering extraordinary service to our client families. We are confident that our solid operating platform and healthy financial position will allow us to grow revenues by remaining relevant with the consumer, drive future market share by growing preneed sales, continue to leverage our scale, and deploy capital to enhance shareholder value."

OUTLOOK FOR 2017

Our outlook for diluted earnings per share from continuing operations excluding special items is expected to be in line with our expected long-term growth framework of 8%-12% after special items in 2016. Our outlook for net cash provided by operating activities excluding special items reflects an anticipated $40 - $45 million increase in cash taxes, as we expect our cash tax rate to approximate our effective tax rate.

(In millions, except per share amounts)	2017 Outlook
Diluted earnings per share from continuing operations excluding special items(1)	$1.29 to $1.43
Net cash provided by operating activities excluding special items(1)	$465 to $505
Capital improvements at existing facilities and cemetery development expenditures	Approximately $180

(1)

Diluted earnings per share from continuing operations excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2017 excludes the following because this information is not currently available for 2017: Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS settlement payments, acquisition and integration costs, system implementation and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation. The foregoing items, especially gains or losses associated with asset divestitures and potential tax reserve adjustments, could materially impact our forward-looking diluted EPS and/or our net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

REVIEW OF FINANCIAL RESULTS FOR THE FOURTH QUARTER OF 2016

Consolidated Segment Results

See definitions of revenue line items in the comparable sections that follow later in this earnings release.

(In millions, except funeral services performed and average revenue per service)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Funeral
Atneed revenue	$263.2	$267.6	$1,063.7	$1,099.5
Funeral home matured preneed revenue	140.0	128.4	537.9	532.4
Core revenue	403.2	396.0	1,601.6	1,631.9
Non-funeral home matured preneed revenue	6.2	6.0	24.6	24.3
Recognized preneed revenue	25.6	23.9	111.6	98.1
Other revenue	29.3	34.5	131.1	134.5
Total revenue	$464.3	$460.4	$1,868.9	$1,888.8

Gross profit	$90.3	$93.4	$364.2	$393.2
Gross margin percentage	19.4%	20.3%	19.5%	20.8%

Funeral services performed	77,464	77,760	307,980	316,913
Average revenue per service	$5,285	$5,170	$5,280	$5,226

Cemetery
Atneed revenue	$77.0	$75.2	$308.1	$300.7
Recognized preneed revenue	227.3	199.4	711.6	660.9
Core revenue	304.3	274.6	1,019.7	961.6
Other cemetery revenue	40.5	34.4	142.6	135.6
Total revenue	$344.8	$309.0	$1,162.3	$1,097.2

Gross profit	$120.5	$94.4	$312.2	$281.4
Gross margin percentage	34.9%	30.6%	26.9%	25.6%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended December 31, 2016 and 2015. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2015 and ending December 31, 2016.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three Months Ended December 31,
	2016	2015	$	%
Comparable revenue:
Atneed revenue(1)	$255.0	$260.2	$(5.2)	(2.0)%
Funeral home matured preneed revenue(2)	136.9	125.0	11.9	9.5%
Core revenue(3)	391.9	385.2	6.7	1.7%
Non-funeral home matured preneed revenue(4)	6.1	6.0	0.1	1.7%
Recognized preneed revenue(5)	25.2	23.5	1.7	7.2%
Other revenue(6)	28.8	33.2	(4.4)	(13.3)%
Total comparable funeral revenue	$452.0	$447.9	$4.1	0.9%

Comparable gross profit	$88.6	$92.1	$(3.5)	(3.8)%
Comparable gross margin percentage	19.6%	20.6%	(1.0)%	(4.9)%

Comparable services performed:
Atneed	45,113	46,575	(1,462)	(3.1)%
Funeral home matured preneed	23,508	22,247	1,261	5.7%
Total core	68,621	68,822	(201)	(0.3)%
Non-funeral home matured preneed	6,917	6,931	(14)	(0.2)%
Total comparable services performed	75,538	75,753	(215)	(0.3)%
Core cremation rate	48.1%	47.6%	0.5%	1.1%
Total comparable cremation rate	52.8%	52.3%	0.5%	1.0%

Comparable sales average revenue per service:
Atneed	5,652	5,587	$65	1.2%
Funeral home matured preneed	5,824	5,619	205	3.6%
Total core	5,711	5,597	114	2.0%
Non-funeral home matured preneed	882	866	16	1.8%
Total comparable average revenue per service	$5,269	$5,164	$105	2.0%

Comparable preneed sales production:
Total preneed sales	$193.9	$190.3	$3.6	1.9%
Total preneed contracts sold	41,363	41,073	290	0.7%
Average revenue per contract sold	4,688	4,633	$55	1.2%
Average revenue per contract sold, excluding the impact of foreign currency fluctuations	$4,803	$4,717	$86	1.8%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)

Funeral home matured preneed revenue represents merchandise and services sold on a preneed contract through one of our funeral homes and delivered or performed once death has occurred and includes fees charged by our wholly owned registered investment advisor.

(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or sold by one of our funeral homes on a preneed contract and delivered or performed once death has occurred.
(4)	Non-funeral home matured preneed revenue represents services sold on a preneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred.
(6)

Other revenue primarily comprises General Agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Total comparable funeral revenue increased by $4.1 million in the fourth quarter of 2016 compared to the same period of 2015. An increase in core revenue of $6.7 million and recognized preneed revenue of $1.7 million was partially offset by a decrease in general agency revenue of $4.5 million.
  Core average revenue per service increased 2.0% during the fourth quarter of 2016, while services performed remained flat. Organic sales average growth of 2.6% was somewhat offset by a 50 basis point increase in core cremation mix to 48.1%.
  Recognized preneed revenue increased $1.7 million, primarily driven by an increase in the average revenue per contract.
  General agency revenue was down 13.1% compared to the prior year fourth quarter, primarily from a decline in preneed insurance sales production as a larger percentage of our production was funded through our trust product.
  Comparable funeral gross profit decreased $3.5 million to $88.6 million in the current quarter. The impact of growth in higher margin core revenue was more than offset by the decline in general agency revenue and inflationary increases in fixed costs.
  Comparable preneed funeral sales production increased $3.6 million, or 1.9%, in the fourth quarter of 2016 compared to 2015, primarily due to a 1.2% increase in average price per contract sold and a 0.7% increase in the number of preneed contracts sold. For the year 2016, comparable preneed funeral sales production increased $31.6 million or 4.0%.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended December 31, 2016 and 2015. We consider comparable operations to be those businesses owned for the entire period beginning January 1, 2015 and ending December 31, 2016.

(Dollars in millions)	Three Months Ended December 31,
	2016	2015	$	%
Comparable revenue:
Atneed revenue(1)	$76.1	$74.2	$1.9	2.6%
Recognized preneed revenue(2)	225.6	198.1	27.5	13.9%
Core revenue(3)	301.7	272.3	29.4	10.8%
Other revenue(4)	40.5	34.0	6.5	19.1%
Total comparable revenue	$342.2	$306.3	$35.9	11.7%

Comparable gross profit	$120.1	$93.4	$26.7	28.6%
Comparable gross margin percentage	35.1%	30.5%	4.6%	15.1%

Comparable preneed and atneed sales production:
Property	$182.1	$165.4	$16.7	10.1%
Merchandise and services	133.9	134.2	(0.3)	(0.2)%
Discounts	(38.6)	(35.6)	(3.0)	8.4%
Preneed and atneed sales production	$277.4	$264.0	$13.4	5.1%
Recognition rate(5)	108.7%	103.1%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)	Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract that have been delivered or performed.
(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed.
(4)

Other revenue is primarily related to merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenue grew $35.9 million, or 11.7% in the fourth quarter of 2016 compared to 2015 led by an increase in recognized preneed revenue of $27.5 million, or 13.9% and higher trust fund income.
  Comparable preneed cemetery sales production increased $11.3 million, or 5.9%, quarter over quarter. The growth over the prior year quarter is primarily due to an increase in large sales and an increase in price per contract sold.
  Comparable cemetery gross profit increased $26.7 million, and the gross margin percentage grew to 35.1%. The gross profit increase was driven by the increase in recognized preneed revenue and particularly benefited from an increase in revenue recognized from completed cemetery construction projects that carry high margins.

Other Financial Results

  General and administrative expenses increased $1.2 million to $35.1 million in the fourth quarter of 2016. The current quarter includes $5.6 million due to a pension termination settlement and $0.8 million in system integration costs related to the 2016 implementation of a new general ledger system. The prior year quarter includes $2.7 million of system integration costs. Excluding these costs, general and administrative expenses decreased $2.5 million compared to the prior year quarter as we incurred lower legal expenses and effectively managed our back office overhead expenses.
  Interest expense decreased $2.9 million to $40.1 million in the fourth quarter of 2016, as we benefited from the debt refinancings over the past year by obtaining lower interest rates on our Senior Notes and increasing our proportion of lower variable rate debt.
  The change in the tax rates is the result of the divestiture of certain properties and an adjustment of deferred tax assets related to properties from the Stewart acquisition in 2013.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as normalized operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities, as reported	$105.1	$75.6	$463.6	$472.2
Premiums paid on early extinguishment	—	—	20.5	6.5
Acquisition, integration, and system transition costs	0.6	2.4	11.7	6.6
Excess tax benefits from share-based awards	1.2	0.8	12.7	18.1
Payments related to tax structure changes	—	10.5	—	10.5
Net cash provided by operating activities excluding special items	$106.9	$89.3	$508.5	$513.9

Net cash provided by operating activities excluding special items was $106.9 million in the fourth quarter of 2016 compared to $89.3 million in the prior year quarter. This increase was primarily due to the cash generated from increased earnings partially offset by higher uses of working capital during the quarter. Working capital was negatively affected primarily by completed cemetery construction projects in which revenue was recognized but cash payments will be received over installment periods.

A summary of our capital expenditures is set forth below:

Capital Expenditures (In millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Capital improvements at existing field locations and corporate	$27.9	$20.8	$90.4	$83.4
Development of cemetery property	29.3	21.9	85.4	58.3
Subtotal	57.2	42.7	175.8	141.7
Construction of new funeral home facilities and other	5.1	3.5	17.7	9.3
Total capital expenditures	$62.3	$46.2	$193.5	$151.0

Total capital expenditures increased in the current quarter by $16.1 million primarily due to increases in capital deployed for the development of cemetery property and improvements at existing locations. Capital improvements at existing locations grew $7.1 million in the current quarter as we continued to invest in our locations to provide new and unique celebration of life experiences. Development of cemetery property increased $7.4 million related to cemetery property construction projects completed during the quarter.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three and twelve months ended December 31, 2016 is set forth below:

	Three Months	Twelve Months
Preneed funeral	(0.1)%	7.1%
Preneed cemetery	—%	7.2%
Cemetery perpetual care	0.9%	9.1%
Combined trust funds	0.3%	7.9%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended December 31,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$66.2	$0.34	$72.4	$0.36
Pre-tax reconciling items:
Gain on divestitures and impairment charges, net	(3.6)	(0.01)	(3.1)	(0.01)
System transition costs	0.8	—	2.7	0.01
Pension termination settlement	5.6	0.03	—	—
Tax reconciling items:
Tax provision from special items	3.9	0.02	0.3	—
Change in certain tax reserves and other	17.4	0.09	1.2	0.01

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$90.3	$0.47	$73.5	$0.37

Diluted weighted average shares outstanding (in thousands)		192,957		199,977

(In millions, except diluted EPS)	Twelve Months Ended December 31,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$177.0	$0.90	$233.8	$1.14
Pre-tax reconciling items:
Losses (gains) on divestitures and impairment charges, net	26.8	0.14	(6.0)	(0.02)
Losses on early extinguishment	22.5	0.11	6.9	0.03
Acquisition and integration costs	5.5	0.03	3.0	0.01
System transition costs	12.0	0.06	3.8	0.02
Pension termination settlement	5.6	0.03	—	—
Tax reconciling items:
Tax benefit from special items	(17.2)	(0.09)	(2.3)	(0.01)
Change in certain tax reserves and other	20.9	0.11	3.0	0.01

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$253.1	$1.29	$242.2	$1.18

Diluted weighted average shares outstanding (in thousands)		196,042		204,450

Conference Call and Webcast

We will host a conference call on Tuesday, February 14, 2017, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 413-3238 with the passcode of 44184548. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through February 21, 2017 and can be accessed at (630) 652-3042 with the passcode of 44184548#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice legal claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance and large deductibles in managing our exposure to certain inherent risks, as such, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2016 Annual Report on Form 10-K, which will be filed in the next several days. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At December 31, 2016, we owned and operated 1,502 funeral homes and 470 cemeteries (of which 281 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Jay Andrew - Managing Director / Corporate Communications	(713) 525-5235

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue	$809,053	$769,280	$3,031,137	$2,986,041
Costs and expenses	(598,276)	(581,478)	(2,354,703)	(2,311,452)
Gross profit	210,777	187,802	676,434	674,589
General and administrative expenses	(35,061)	(33,866)	(137,730)	(130,813)
Gains (losses) on divestitures and impairment charges, net	3,613	3,119	(26,819)	6,522
Operating income	179,329	157,055	511,885	550,298
Interest expense	(40,105)	(43,054)	(162,093)	(172,897)
Losses on early extinguishment of debt, net	—	—	(22,503)	(6,918)
Other income (expense), net	65	(302)	(631)	(132)
Income from continuing operations before income taxes	139,289	113,699	326,658	370,351
Provision for income taxes	(72,872)	(41,249)	(149,353)	(135,027)
Income from continuing operations	66,417	72,450	177,305	235,324
Net loss from discontinued operations, net of tax	—	—	—	(390)
Net income	$66,417	$72,450	$177,305	$234,934
Net income attributable to noncontrolling interests	(171)	(96)	(267)	(1,162)
Net income attributable to common stockholders	$66,246	$72,354	$177,038	$233,772

Basic earnings per share	$0.35	$0.37	$0.92	$1.17
Diluted earnings per share	$0.34	$0.36	$0.90	$1.14

Basic weighted average number of shares	190,367	196,248	193,086	200,356
Diluted weighted average number of shares	192,957	199,977	196,042	204,450

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET
	December 31,
	2016	2015
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$194,986	$134,599
Receivables, net	98,455	90,462
Inventories	26,431	27,835
Other	34,524	47,155
Total current assets	354,396	300,051
Preneed funeral receivables, net and trust investments	1,817,445	1,760,297
Preneed cemetery receivables, net and trust investments	2,487,720	2,318,167
Cemetery property	1,776,935	1,753,015
Property and equipment, net	1,827,587	1,846,722
Goodwill	1,799,081	1,796,340
Deferred charges and other assets	567,520	582,378
Cemetery perpetual care trust investments	1,407,465	1,319,427
Total assets	$12,038,149	$11,676,397
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$439,936	$422,816
Current maturities of long-term debt	89,974	86,823
Income taxes payable	7,960	1,373
Total current liabilities	537,870	511,012
Long-term debt	3,196,616	3,037,605
Deferred preneed funeral revenue	581,280	557,897
Deferred preneed cemetery revenue	1,150,137	1,120,001
Deferred tax liability	454,638	470,584
Other liabilities	510,322	496,947
Deferred preneed receipts held in trust	3,103,796	2,973,386
Care trusts' corpus	1,408,243	1,319,564
Commitments and contingencies
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 195,403,644 and 200,859,676 shares issued, respectively, and 189,405,244 and 195,772,876 shares outstanding, respectively	189,405	195,773
Capital in excess of par value	990,203	1,092,106
Accumulated deficit	(103,387)	(109,351)
Accumulated other comprehensive income	16,492	6,164
Total common stockholders' equity	1,092,713	1,184,692
Noncontrolling interests	2,534	4,709
Total equity	1,095,247	1,189,401
Total liabilities and equity	$12,038,149	$11,676,397

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS
	Years Ended December 31,
	2016	2015
	(In thousands)
Cash flows from operating activities:
Net income	$177,305	$234,934
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	—	390
Losses on early extinguishment of debt, net	22,503	6,918
Premiums paid on early extinguishment of debt	(20,524)	(6,549)
Depreciation and amortization	147,233	141,456
Amortization of intangible assets	30,956	31,459
Amortization of cemetery property	66,745	62,407
Amortization of loan costs	5,826	9,434
Provision for doubtful accounts	10,776	6,083
Provision for deferred income taxes	7,490	18,048
Losses (gains) on divestitures and impairment charges, net	26,819	(6,522)
Share-based compensation	14,056	13,843
Excess tax benefits from share-based awards	(12,685)	(18,123)
Change in assets and liabilities, net of effects from acquisitions and dispositions:
(Increase) decrease in receivables	(14,198)	464
Decrease in other assets	17,855	2,457
Increase in payables and other liabilities	47,888	20,567
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	17,506	24,918
Increase in deferred preneed funeral revenue	9,329	6,199
Decrease in deferred preneed receipts held in trust	(41,607)	(52,946)
Effect of preneed cemetery production and maturities:
Increase in preneed cemetery receivables, net and trust investments	(90,900)	(73,038)
Increase in deferred preneed cemetery revenue	25,446	60,960
Increase (decrease) in deferred preneed receipts held in trust	15,776	(11,173)
Net cash provided by operating activities	463,595	472,186
Cash flows from investing activities:
Capital expenditures	(193,446)	(150,986)
Acquisitions, net of cash acquired	(69,146)	(41,258)
Proceeds from divestitures and sales of property and equipment	41,310	16,772
Net withdrawals of restricted funds and other	5,150	8,066
Net cash used in investing activities from continuing operations	(216,132)	(167,406)
Net cash provided by investing activities from discontinued operations	—	987
Net cash used in investing activities	(216,132)	(166,419)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,060,000	446,250
Debt issuance costs	(5,232)	(6,025)
Payments of debt	(36,414)	(160,220)
Early extinguishment of debt	(875,110)	(197,377)
Principal payments on capital leases	(33,119)	(28,601)
Proceeds from exercise of stock options	17,662	31,809
Excess tax benefits from share-based awards	12,685	18,123
Purchase of Company common stock	(227,928)	(345,261)
Payments of dividends	(98,418)	(87,570)
Purchase of noncontrolling interest	(1,961)	(2,075)
Bank overdrafts and other	(1,095)	(7,531)
Net cash used in financing activities	(188,930)	(338,478)
Effect of foreign currency	1,854	(10,025)
Net increase (decrease) in cash and cash equivalents	60,387	(42,736)
Cash and cash equivalents at beginning of period	134,599	177,335
Cash and cash equivalents at end of period	$194,986	$134,599